                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made effective June 1, 2000, by and between STATER BROS. MARKETS, a California corporation, hereinafter referred to as "Employer" and Dennis L. McIntyre, hereinafter referred to as "Employee". Employer and Employee are sometime herein referred to as "party" or collective as "parties".

                                    RECITALS

         This Agreement is made with reference to the following facts:

         A. Employee has been employed by Employer in various capacities for more than twenty-two (22) years, and currently is serving as Senior Vice President - Marketing.

         B. Employer desires to obtain the continued services of Employee as Senior Vice President - Marketing.

         C. Employee is willing to continue serving as Senior Vice President - Marketing of Employer upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Employment. Employer hereby engages Employee and Employee hereby accepts employment with Employer as Senior Vice President - Marketing.

         2. Term. The term of this Agreement shall commence on the date hereof and shall continue for a period of three (3) years, provided that the term shall automatically continue for an additional three (3) years unless sooner terminated as provided in Paragraph 8.

         3. Duties. Employee shall assume and perform such reasonable responsibilities and duties as may be ordinarily performed by a Senior Vice President - Marketing, and/or such other duties as may be assigned by the President and Chief Executive Officer of Employer.

         4.       Compensation.

                  4.1 Salary. Employee shall be entitled to a basic salary in an amount equal to that which Employee is currently receiving from Employer. Employee's basic salary may be increased on April 1 of each year during the term of this Agreement in an amount, if any, determined by Employer's President, Chief Executive Officer or the Board of Directors.

                  4.2 Bonus. In addition to Employee's basic salary, Employee shall be entitled to receive such incentive and performance bonuses as may have been earned by Employee but not yet paid by Employer as of the date of this Agreement. In addition, Employee shall be entitled to receive from Employer such incentive and performance bonuses as may be consistent with Employer's bonus policy for senior officers as the same may exist from time to time, but not less than that which would have been earned under the terms of Employer's bonus policy for senior officers existing as of the date of this Agreement.

                  4.3      Additional Benefits.

                           4.3.1       Business Expenses. Employee shall be
entitled to reimbursement for reasonable and necessary expenses incurred by Employee in the performance of his duties; provided, however, all such expenses shall be substantiated and in accordance with reasonable standards established from time to time by Employer's Board of Directors.

                           4.3.2       Company Car. Throughout the term of this
Agreement, Employee shall be entitled to the exclusive use of a company car of at least the same type and quality as that furnished to Employee as of the date of this Agreement. Employer shall replace such company car from time to time with new vehicles, such that the company car provided to Employee shall at no time be older than two (2) years. All expenses of maintenance, operation and insurance shall be paid by Employer or reimbursed by Employer to Employee.

                           4.3.3       Benefits Generally Offered. In addition
to any other compensation or benefits to be received by Employee pursuant to the terms of this Agreement, Employee shall be entitled to participate, to the extent allowable in accordance with his status, in all employee benefits offered from time to time by Employer to its senior officers, including, without limitation, pension plans, profit sharing plans, group life insurance, group health insurance and group disability insurance.

         5. Vacation and Sick Leave. Employee shall be entitled to a paid vacation of four (4) weeks annually. In addition, Employee shall be entitled to paid time off for personal illness in accordance with Employer's policy for such leave as the same may exist from time to time.

         6. Devotion of Time. Employee shall devote his full time, attention and energies to the business of Employer allowing time off for illness and vacation. Notwithstanding the foregoing, Employee may engage in other personal business so long as the performance of such activities do not interfere with the efficient and timely performance of Employee's duties hereunder.

         7.       Restrictive Covenants.

                  7.1 Non-Competition. During the term of Employee's employment under this Agreement, Employee shall not own or have any interest directly in, or act as an officer, director, agent, employee or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, or entity which shall be competitive with the supermarket business then engaged in by Employer, in any area where Employer engages in business. The restrictions of this Paragraph prohibiting ownership in a competitive business shall not apply to (i) any ownership or interest held by Employee at the time of execution of this Agreement, (ii) any ownership of publicly traded stock, or (iii) any investment in real property (whether made directly or through the vehicle of a partnership, corporation, investment trust or other entity), notwithstanding the fact that a supermarket in competition with Employer might be a lessee of some or all of such real property.

                  7.2 Delivery of Records. Upon termination of Employee's employment with Employer, Employee shall deliver to Employer all books, records, lists of suppliers and customers, samples, price lists, brochures and other property belonging to Employer or developed in connection with the business of Employer.

                  7.3 Confidentiality. Except in the course of Employer's business, Employee shall not at any time during or after his employment with Employer, reveal, divulge or make known to any person, firm or corporation any confidential knowledge or information or any confidential facts concerning any suppliers, customers, methods, processes, developments, schedules, lists or plans of or relating to the business of Employer and will retain all confidential knowledge and information which he has acquired or which he will acquire during his employment therewith relating to such suppliers, customers, methods, processes, developments, schedules, lists or plans and the business of Employer for the sole benefit of Employer, its successors and assigns; provided, however, that this restriction shall not apply to any knowledge, information or fact held by or known to Employee which is generally available from sources other than Employee or which was acquired by Employee other than in his capacity as Employee.

                  7.4 Reasonableness. In the event any court shall finally hold that the time or territory or any other provision of this Paragraph 7 constitutes an unreasonable restriction against Employee, the provisions hereof shall not be rendered void but shall apply as to such time, territory and other provision to such extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

                  7.5 Survival. The provisions of this Paragraph 7 shall survive the termination of the term of this Agreement and shall run to and inure to the benefit of Employer, its successors and assigns.

         8.       Termination.

                  8.1 Termination at Will. Employee's employment under the terms of this Agreement may be terminated at any time by either party upon ninety (90) days written notice to the other party.

                  8.2      Termination for Cause.

                           8.2.1       Employee's employment under the terms of
this Agreement may be terminated immediately, at the option of Employer, if Employee defaults in the performance of any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by him, and such default continues for a period of thirty (30) days after written notice from Employer, which notice shall describe the default with particularity.

                           8.2.2       Employee's employment under the terms of
this Agreement may be suspended without pay immediately, at the option of Employer, in the event that criminal charges involving a felony of moral turpitude should be filed against Employee. In the event Employee is convicted of such crime, such suspension shall automatically become a termination for cause. In the event that Employee is acquitted of such crime, or in the event such charges should be dismissed, such suspension shall be terminated and employee shall be reinstated retroactively.

         9.       Payments upon Termination of Employment.

                  9.1 Payments to Employee. In the event of the cessation of Employee's employment prior to the expiration of the term of this Agreement, Employer shall pay to Employee the amounts set forth in this Paragraph 9 biweekly throughout the balance of the term of this Agreement; provided, however, that Employer shall have no obligation to pay any amounts whatsoever under the provisions of this Paragraph 9 if Employee: (a) is terminated by Jack
H. Brown in his capacity as President and/or Chief Executive Officer of Employer; (b) is terminated by Employer's Board of Directors with the concurrence of Jack H. Brown in his capacity as President and/or Chief Executive Officer of Employer; (c) voluntarily terminated his employment during such time as Jack H. Brown may be President and/or Chief Executive Officer of Employer; or
(d) is terminated for cause, as that term is defined in Paragraph 8.2 hereof.

                           9.1.1       Calculation of Payments. The first
twenty-six (26) payments to be made pursuant to the terms of this Paragraph 9 shall be in an amount equal to 1/26th of the greater of (i) the average of the annual total compensation (including, but not limited to, salary and bonus) paid by Employer, its affiliates and/or successors to Employee during the three
(3) year period immediately preceding Employee's termination of employment hereunder, or (ii) the amount of Employee's total compensation (including, but not limited to, salary and bonus) paid by Employer, its affiliates and/or successors to Employee during the twelve (12) month period immediately preceding Employee's termination of employment.

Thereafter, the biweekly payments shall increase annually in accordance with Subparagraph 9.1.2.

                           9.1.2       Annual Increases. On each anniversary of
Employee's termination from employment, any remaining amounts to be paid during the next year pursuant to this Paragraph 9 shall be increased to an amount equal to one hundred ten percent (110%) of the amounts required to be paid by Employer hereunder under the provisions of this Paragraph 9 during the preceding year.

                  9.2 Payments Upon Death. In the event of the death of Employee, Employer shall nonetheless pay to the estate of Employee, or in such other manner as Employee may designate in writing to Employer, all sums which would otherwise have been paid to Employee under this Paragraph 9 for the balance of the term of this Agreement. For purposes of funding this obligation to make payments upon Employee's death, Employer may purchase and hold such life insurance policies on the life of Employee as may be appropriate; provided, however, that if the total funds available to Employer under the terms of such life insurance policies exceed the amount which would otherwise be payable to Employee by Employer under the terms of this Paragraph 9, Employer's payment obligation under this Paragraph 9 shall be increased to the total amount received by Employer under such insurance policies.

                  9.3 Termination of Payments. All payments due Employee under this Paragraph 9 shall cease in the event Employee is employed to perform management services for compensation for any supermarket chain located in any area where Employer engages in the supermarket business.

         10. Prior Agreements. All prior employment agreements between Employer and Employee are hereby superseded and any such agreement or agreements shall be of no further force or effect.

         11. Personal Nature. This Agreement is personal, and is entered into based upon the singular skill, qualifications and experience of Employee. Employee shall not assign this Agreement or any rights hereunder without the express written consent of Employer.

         12. Notices. Any and all notice or other communications required or permitted by this Agreement or by law to be given by any of the parties hereto shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom such notice or communication is directed or, in lieu of such personal service, when deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

Employer                           Employee
--------                           --------
Stater Bros. Markets               Dennis L. McIntyre
21700 Barton Road                  6450 Saro Street
Colton, CA  92324                  Alta Loma, CA 91701

                  Each party may change the address for notice hereunder by giving written notice of such change in the manner provided for in this Paragraph.

         13. Good Faith. All approvals required to be given by each party shall be given or denied in good faith and may not be unreasonably denied. Each party shall use due diligence in its attempt to accomplish any act required to be accomplished by that party.

         14. Attorneys' Fees. In the event that it should become necessary for any party to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees as a part of any judgment therein, in addition to any other award which may be granted.

         15. Applicable Law/Venue. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California, with proper venue for any litigation or arbitration in San Bernardino County, California.

         16. Integrated Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement.

         17. Heirs and Assigns. Subject to any restriction on assignment contained herein, this Agreement shall be binding upon and shall inure to the benefit of the respective party's heirs and assigns.

         18. Severability. Any provision in this Agreement which is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity, or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

         19. Indemnity. Employer shall indemnify and hold Employee harmless from and against any and all loss, cost, liability and damage (including attorneys' fees) arising out of or connected with, or claimed to arise out of or to be connected with, any act performed or omitted to be performed under this Agreement, unless it be shown that the act or omission was not in good faith, or in the event of criminal proceedings that Employee had reasonable cause to believe his conduct was unlawful. An adverse judgment or plea of nolo contendre shall not create a presumption that Employee did not act in good faith or that he had reasonable cause to believe his conduct was unlawful. Expenses incurred in defending a civil or criminal action shall be paid by Employer upon receipt of an undertaking by or on behalf of the Employee to repay such expense if it is later determined that Employee was not entitled to indemnification.

         This Agreement is executed to be effective as of the date first above set forth.

                                               Employee

                                               _________________________________
                                               Dennis L. McIntyre

                                               Employer

                                               Stater Bros. Markets,
                                               a California corporation

                                               By:______________________________
                                                  Jack H. Brown, President and
                                                  Chief Executive Officer